UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	Nasdaq Global Select

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

ICF International, Inc. (the “Company”) previously reported that, on June 10, 2016, the State of Louisiana, through the Division of Administration, filed suit in Louisiana state court broadly alleging breach of contract by ICF Emergency Management Services, L.L.C. (“ICF”), a subsidiary of the Company. In the litigation, the State alleged that ICF breached its contract with the Louisiana Office of Community Development in connection with the Road Home Program, which was established in 2006 with the primary intention of helping homeowners and landlords of small rental properties affected by Hurricanes Rita and Katrina.

ICF and the State have now resolved all matters related to the litigation and the Road Home Program. As a result of the resolution and consistent with the position maintained by the Company, the Company expects that the resolution of this matter will be immaterial to its financial statements.

The information contained in this report is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: February 21, 2023	By:	/s/ Barry Broadus
Barry Broadus Chief Financial Officer